UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 28, 2008
SALTON, INC.

(Exact name of Registrant as specified in its charter)
Commission File Number: 0-19557

Delaware	36-3777824

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3633 Flamingo Road, Miramar, Florida	33027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 883-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 28, 2008, in connection with the syndication by Bank of America, N.A. of the Third Amended and Restated Credit Agreement among Salton, Inc., each of its subsidiaries party thereto, each of the lenders party thereto, and Bank of America, N.A., as agent, dated December 28, 2007, Salton, Inc. entered into a First Amendment (the “Amendment”) to the Third Amended and Restated Credit Agreement. Among other things, the Amendment increased the applicable borrowing margins by 50 basis points.
     The foregoing is only a summary of certain terms of the Amendment, a copy of which is attached as Exhibit 10.1 to this report and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     A copy of the First Amendment to Third Amended and Restated Credit Agreement among Salton, Inc., each of its subsidiaries party thereto, each of the lenders party thereto, and Bank of America, N.A., as agent, dated February 28, 2008 is attached as Exhibit 10.1 to this report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2008	Salton, Inc.

	By:	/s/ Terry Polistina
Terry Polistina
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1
First Amendment to Third Amended and Restated Credit Agreement among Salton, Inc., each of its subsidiaries party thereto, each of the lenders party thereto, and Bank of America, N.A., as agent, dated February 28, 2008